UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
November 28, 2008
(Date of Report — date of earliest event reported)
BROOKFIELD HOMES CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-31524 (Commission File Number)	37-1446709 (I.R.S. Employer Identification No.)

8500 Executive Park Avenue Suite 300 Fairfax, Virginia (Address of Principal Executive Offices)		22031 (Zip Code)
(703) 270-1700
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Craig J. Laurie, age 37, was appointed Chief Financial Officer (“CFO”) of the Corporation effective November 28, 2008. Mr. Laurie has been the Chief Financial Officer and Treasurer of Crystal River, since April 2007. Crystal River is a specialty finance REIT that invests in commercial real estate, real estate loans, and real estate-related securities, such as commercial and residential mortgage-backed securities. Prior to joining Crystal River, Mr. Laurie served from June 2003 until March 2007 as Chief Financial Officer for Brookfield Properties Corporation, an office property company and an affiliate of our largest stockholder, Brookfield Asset Management Inc. (“Brookfield”). Mr. Laurie was Senior Vice President, Finance for Brookfield and Senior Vice President and Chief Financial Officer for Brookfield Power Corporation, from 1999 to June 2003. Mr. Laurie will be eligible to receive from the Corporation an annual bonus award and to participate and receive awards under the Corporation’s stock option and deferred share unit plans applicable to certain officers, directors and employees of the Corporation. No such awards have been made to Mr. Laurie to-date. Salary arrangements for Mr. Laurie in his role as CFO of the Corporation had not been finalized at the time of filing.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:  December 4, 2008

BROOKFIELD HOMES CORPORATION
By:	/s/ IAN G. COCKWELL
Ian G. Cockwell
President & Chief Executive Officer